Exhibit 99.1

December 7, 2023

Mr. Geoff Selzer

Chief Executive Officer Resonate Blends, Inc. 26565 Agoura Road

Suite 200

Calabasas, CA 91302

Definitive Agreement Dated June 20, 2023

Termination Notice

Dear Mr. Selzer:

We regret to inform you that Pegasus Specialty Vehicles, LLC (“Pegasus”) is submitting this Termination Notice to Resonate Blends, Inc. (“Resonate”) to immediately terminate the Definitive Agreement (the “Agreement”) signed between both parties on June 20, 2023. Each of the foregoing parties shall be referred to herein as “Party” and collectively as the “Parties.”

The reason for the termination of the Agreement dated on June 20, 2023, is as follows:

●	On June 19, 2023, the Parties signed a ‘60-day Note’ with 622 Capital, LLC for a $500,000 (USO) investment into Pegasus.

●	The Executed ‘60-day Note’ triggered signing of the Agreement, dated June 20, 2023, by both Parties, with Resonate’s commitment to secure $3,000,000 (USO) in new investment capital for Pegasus (as stated in the Agreement).

●	Resonate was and continues to be unsuccessful in securing the full amount of $3,000,000 (USO) in new capital, but also has been unable to secure the required capital (purpose designated/allocated capital) for Pegasus to fulfill repayment of the ‘60-day Note” with 622 Capital, LLC in the timeframe stipulated in the Note.

Therefore, we are terminating the Agreement, effective immediately. Please reference the 8-K issued by Resonate on June 23, 2023. lnline XBRL Viewer

Best Regards

Pegasus Specialty Vehicles, LLC

PEGASUS SPECIALTY VEHICLES     211 West Geneva St.      Dunkirk, OH 45836

(419)775-4575 www.ndepegasus.net